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                                                                   EXHIBIT 10.17



                               SECURITY AGREEMENT


         This Security Agreement is made as of September 24, 1992 between Synon Corporation, a Delaware corporation ("Pledgee" or the "Company"), and Paul K. Wilde ("Pledgor").


                                    RECITALS


         For value received, Pledgor has delivered to Pledgee a Note dated September 24, 1992 (the "Note") pursuant to which Pledgor promises to pay Pledgee the principal amount of $200,000 together with interest thereon.

         NOW, THEREFORE, it is agreed as follows:

         1. Creation and Description of Security Interest. For due consideration, receipt of which is hereby acknowledged, Pledgor, hereby grants a junior security interest in that certain residence located at 19 Royal Oaks Court, Alamo, California 94507 (the "Residence") as security for the repayment of the Note. Such security interest shall be junior to any security interest granted to any bank, savings and loan or other financial institution holding a mortgage in the Residence. Pledgor agrees to make such filings or execute such documents as Pledgee reasonably requests to perfect Pledgee's security interest in the Residence. The Residence is sometimes referred to herein as the "Collateral".

         2. Pledgor's Representations and Covenants. To induce Pledgee to enter into this Security Agreement, Pledgor represents and covenants to Pledgee, its successors and assigns, that Pledgor will pay the principal sum of the Note secured hereby, together with interest thereon, at the time and in the manner provided in the Note.

         3. Default. Pledgor shall be deemed to be in default of the Note and of this Security Agreement in the event:

                 (a) Payment of principal or interest on the Note shall be delinquent for a period of fifteen (15) days or more; or

                 (b) Pledgor fails to perform any of the obligations contained in this Security Agreement for a period of fifteen (15) days after written notice thereof from Pledgee.

         In the case of an event of default, as set forth above, Pledgee shall have the right to accelerate payment of the Note upon notice to Pledgor, and Pledgee shall thereafter be entitled to pursue its remedies under the California commercial code.
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         4.      Withdrawal or Substitution of Collateral. Pledgor may sell the Residence, provided that proceeds therefrom (net of selling expenses) shall be applied immediately to the payment of the Note; such proceeds to be first applied to accrued interest and then to principal. Except as provided in this
Section 4, Pledgor shall not sell or otherwise transfer or dispose of any interest in the Collateral without the prior written consent of Pledgee.

         5. Term. The within pledge of Collateral shall continue until the payment of all indebtedness secured hereby, at which time Pledgee's security interest in the Collateral shall terminate. Pledgee shall make such filings or execute such documents as Pledgor reasonably requests to release Pledgee's security interest in the Residence.

         6. Insolvency. Pledgor agrees that if a bankruptcy or insolvency proceeding is instituted by or against him, or if a receiver is appointed for the property of Pledgor, or if Pledgor makes an assignment for the benefit of creditors, the entire amount unpaid on the Note shall become immediately due and payable, and Pledgee may proceed as provided in the case of default.

         7. Invalidity of Particular Provisions. Pledgor and Pledgee agree that the enforceability or invalidity of any provision or provisions of this Security Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

         8. Successors or Assigns. Pledgor and Pledgee agree that all of the terms of this Security Agreement shall be binding on their respective successors and assigns, and that the term "Pledgor" and the term "Pledgee" as used herein shall be deemed to include, for all purposes, the respective designees, successors, assigns, heirs, executors and administrators.

         9. Governing Law. This Security Agreement shall be interpreted and governed under the laws of the State of California.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.




"PLEDGOR"                            /s/ Paul K. Wilde
                                     ------------------------------------
                                     Paul K. Wilde

                                     Address:

                                     19 Royal Oaks Court
                                     Alamo, CA 94507


"PLEDGEE"                            SYNON CORPORATION

                                     By: /s/ Richard H. Goldberg
                                     ------------------------------------
                                     Title:  CEO
                                           ------------------------------